Exhibit 10.1

FLOOR & DECOR HOLDINGS, INC.

2017 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.  The Plan, as set forth herein, is effective as of the Effective Date (as defined in Article XVI).

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1                               “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a Person or the Transfer of all or substantially all of the Company’s assets.

2.2                               “Affiliate” means, (a) with respect to any Person, each of the following: (i) any Subsidiary of such Person; (ii) any Parent of such Person; (iii) any corporation, trade or business (including a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by such Person or any of its Affiliates; and (iv) any corporation, trade or business (including a partnership or limited liability company) that directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of such Person; and (b) with respect to the Company, any other entity in which the Company or any Affiliate of the Company has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided that the term “Affiliate” does not include the portfolio companies of any sponsored investment fund or other vehicle managed by a Permitted Holder and, as such, any reference herein to “Affiliates” shall not include a reference to any portfolio companies of such funds and vehicles.

2.3                               “Appreciation Award” means any Stock Option or any Other Stock-Based Award that is based on the appreciation in value of a share of Common Stock in excess of an amount at least equal to the Fair Market Value on the date such Award is granted.

2.4                               “Ares” means Ares Corporate Opportunities Fund III, L.P.

2.5                               “Award” means any award granted or made under the Plan of any Stock Option, Restricted Stock, Other Stock-Based Award or Performance-Based Cash Award.

2.6                               “Board” means the Board of Directors of the Company.

2.7                               “Business” means, at any time of determination, (a) the business (whether operated in physical locations or online over the internet) of selling hard surface flooring material, (b) any business or activity then conducted by the Company or any Subsidiary of the Company, or (c) any business that the Company or any Subsidiary of the Company has a bona fide intention to conduct and of which the Participant is aware as of such time.

2.8                               “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement that defines “cause” (or words of like import or where it only applies upon the occurrence of a change in control and one has not yet taken place) in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) the Participant’s (x) being indicted for or charged with a felony under United States or applicable state law or (y) conviction of, or plea of guilty or nolo contendere to, a misdemeanor where imprisonment is imposed (other than for a traffic-related offense); (ii) perpetration by the Participant of an illegal act, dishonesty, or fraud that could cause economic injury to the Company or any Subsidiary of the Company or any act of moral turpitude by the Participant; (iii) the Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or unsatisfactory performance of his or her duties for the Company or any Subsidiary of the Company; (iv) willful and deliberate failure by the Participant to perform the Participant’s duties, after the Participant has been given notice and an opportunity to effectuate a cure as determined by the Committee; (v) the Participant’s willful misconduct or gross negligence with regard to the Company or any Subsidiary of the Company; (vi) the Participant’s unlawful appropriation of a material corporate opportunity; or (vii) the Participant’s breach of any agreement with the Company or any of its Affiliates, including any confidentiality or other restrictive covenant agreement entered into between the Participant and the Company or any of its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate of the Company and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies upon an occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.9                               “Change in Control” unless otherwise defined in the applicable Award agreement or other written agreement approved by the Committee and subject to Section 15.14(b), means the occurrence of any of the following:

(a)                                 the acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person (other than any Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 50% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board (the “Company Voting Securities”), calculated on a fully diluted basis after giving effect to such acquisition; provided, however, that none of the following acquisitions shall constitute a Change in Control as defined in clause (a): (i) any acquisition that does not result in any Person (other than any Permitted Holder) beneficially owning shares or securities representing 50% or more of either the Common Stock or the Company Voting Securities and (ii) any acquisition, after which Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board;

(b)                                 an election of individuals to the Board that causes two-thirds of the Board to consist of individuals other than (i) members of the Board on the Effective Date, (ii) individuals who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of individuals who were members of the Board on the Effective Date and (iii) individuals who were designated for election as members of the Board pursuant to Section 3.02 of the Investor Rights Agreement; provided that any individual nominated for election by a Board at least two-thirds of which consisted of individuals described in clauses (i) or (ii) or by individuals who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of individuals described in clause (i) but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest for the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)                                  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(d)                                 the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than a Permitted Holder).

2.10                        “Change in Control Price” has the meaning set forth in Section 10.1.

2.11                        “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.12                        “Committee” means: (a) with respect to the application of the Plan to Eligible Employees and Consultants, the Board, or a committee or subcommittee of the Board consisting of two or more Non-Employee Directors, each of whom is intended to be (i) to the extent required by Rule 16b-3, a “nonemployee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m), an “outside director” as defined under Section 162(m); and (iii) to the extent required, an “independent director” as defined under the NYSE Listed Company Manual or other applicable stock exchange rules; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board or a committee or sub-committee of the Board.  To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m), such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.13                        “Common Stock” means the Class A common stock of the Company, par value $0.001 per share.

2.14                        “Company” means Floor & Decor Holdings, Inc., a Delaware corporation, and its successors by operation of law.

2.15                        “Competitor” means any Person (other than the Company and its Affiliates) engaged in the Business.

2.16                        “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and does not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.17                        “Corporate Subsidiary” means, with respect to any corporation, a subsidiary corporation of such corporation within the meaning of Section 424(f) of the Code.

2.18                        “Customer” means any Person who is a customer or client of the Company or any of its Affiliates that is a professional contractor and with whom the Participant had material business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.

2.19                        “Detrimental Activity” means:

(a)                                 disclosing, divulging, furnishing or making available to anyone at any time, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, either during or subsequent to Participant’s service relationship with the Company or any of its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the business of the Company or any of its Affiliates, acquired by the Participant at any time prior to the Participant’s Termination;

(b)                                 any activity while employed by, or performing services for, the Company or any of its Affiliates that results, or if known could reasonably be expected to result, in the Participant’s Termination for Cause;

(c)                                  (i) directly or indirectly soliciting, enticing or inducing any employee of the Company or any of its Affiliates to be employed by any Person that is, directly or indirectly, in competition with the business or activities of the Company or any of its Affiliates; (ii) directly or indirectly approaching any such employee for these purposes; (iii) authorizing or knowingly approving the taking of such actions by other Person on behalf of any such Person, or assisting any such Person in taking such actions; (iv) directly or indirectly soliciting Customers to purchase products on behalf of a Competitor; or (v) directly or directly soliciting Suppliers to provide products or services to support a Competitor;

(d)                                 direct or indirect Disparagement, or inducing others to engage in Disparagement; or

(e)                                  a material breach of any agreement between the Participant and the Company or an Affiliate of the Company.  Unless otherwise determined by the Committee at grant or unless a longer post-Termination recoupment period is provided in the applicable award agreement, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the Participant’s Termination.

Notwithstanding the foregoing, a Participant’s engagement in any activity described in Sections 15.20(b) or (c) shall not constitute “Detrimental Activity.”

For purposes of subsections (a), (c) and (e) above, the Committee has the authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other Person shall have authority to provide the Participant with such authorization.

2.20                        “Disability” means with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for an Award that provides for payment or settlement triggered upon a Disability and that constitutes a Section 409A Covered Award, the foregoing definition shall apply for purposes of vesting of such Award, provided that for purposes of payment or settlement of such Award, such Award shall not be paid (or otherwise settled) until the earliest of: (A) the Participant’s “disability” within the meaning of Section 409A(a)(2)(C)(i) or (ii) of the Code, (B) the Participant’s “separation from service” within the meaning of Section 409A of the Code and (C) the date such Award would otherwise be settled pursuant to the terms of the Award agreement.

2.21                        “Disparagement” means, except as may be required by applicable law or legal process, making comments or statements that could reasonably be expected to adversely affect in any manner: (a) the business of the Company or its Affiliates (including any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.22                        “Effective Date” means the effective date of the Plan as defined in Article XVI.

2.23                        “Eligible Employee” means an employee of the Company or an Affiliate of the Company.

2.24                        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.25                        “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.26                        “Fair Market Value” unless otherwise required by any applicable provision of the Code, means as of any date and except as provided below, (a) the closing price reported for the Common Stock on such date (i) as reported on the principal national securities exchange in the United States on which it is then traded; or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or (b) if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted.  If the Common Stock is not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Common Stock as determined by the Committee in good faith in whatever manner it considers appropriate, taking into account the requirements of Section 409A or Section 422 of the Code, as applicable.  Notwithstanding anything herein to the contrary, for purposes of any Stock Options that are granted effective on the Registration Date, the Fair Market Value shall equal the initial public offering price of the Common Stock.

2.27                        “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time.

2.28                        “FS” means FS Equity Partners VI, L.P.

2.29                        “FS Affiliates” means FS Affiliates VI, L.P.

2.30                        “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Corporate Subsidiaries or its Parent intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.31                        “Individual Target Award” has the meaning in Section 9.1.

2.32                        “Investor Rights Agreement” means the Investor Rights Agreement, dated as of May 2, 2017, among the Company, Ares, FS and FS Affiliates VI, L.P.

2.33                        “Non-Employee Director” means a director of the Company who is not an active employee of the Company or a Corporate Subsidiary.

2.34                        “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

2.35                        “Other Extraordinary Event” has the meaning in Section 4.2(b).

2.36                        “Other Stock-Based Award” means an Award under Article VIII that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.37                        “Parent” means, with respect to any corporation, a parent corporation of such corporation within the meaning of Section 424(e) of the Code.

2.38                        “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.39                        “Performance-Based Cash Award” means a cash Award under Article IX that is payable or otherwise based on the attainment of certain pre-established performance goals during a Performance Period.

2.40                        “Performance Criteria” has the meaning set forth in Exhibit A.

2.41                        “Performance Period” means each fiscal year of the Company or such other period (as specified by the Committee) over which the attainment of performance goals is measured.

2.42                        “Performance Share” means an Other Stock-Based Award of the right to receive a number of shares of Common Stock or cash of an equivalent value at the end of a specified Performance Period.

2.43                        “Performance Unit” means an Other Stock-Based Award of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both, at the end of a specified Performance Period.

2.44                        “Permitted Holder” means, individually or in combination, Ares, ACOF Operating Manager III, LLC, FS and FS Capital Partners VI, LLC and their respective Related Parties and George Vincent West and any of his controlled Affiliates.

2.45                        “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.46                        “Plan” means this Floor & Decor Holdings, Inc. 2017 Stock Incentive Plan, as amended from time to time.

2.47                        “Registration Date” means the first date on or after the Effective Date that the Company’s registration statement on Form S-1 (File No. 216000) under the Securities Act is declared effective.

2.48                        “Related Parties” means, with respect to any Person that is an investment fund, (a) an Affiliate of such Person, (b) any investment manager, investment partnership, investment adviser or general partner of such Person, (c) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment adviser, managing member or general partner is such Person or a Related Party of such Person and (d) any equity investor, partner, officer, member or manager of such Person; provided, however, that no Person shall be deemed to be a Related Party or an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the capital stock of the Company.

2.49                        “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions pursuant to Article VII.

2.50                        “Restriction Period” has the meaning set forth in Section 7.3(a).

2.51                        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.52                        “Section 162(m)” means the exception for performance-based compensation under Section 162(m) of the Code.

2.53                        “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.54                        “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code.

2.55                        “Section 409A Covered Award” has the meaning set forth in Section 15.14.

2.56                        “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.57                        “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.58                        “Subsidiary” of any Person shall mean any other Person of which such first Person (either alone or with any other Subsidiaries) either (a) owns securities or other equity interests having the ordinary voting power to elect a majority of the board of directors or other governing body of such Person or, if no such governing body exists, the ownership of a majority of the outstanding voting securities of such Person or (b) is or controls the managing member, managing director or general partner of such Person.

2.59                        “Supplier” means any Person who supplies products or services to the Company or any Subsidiary of the Company and with whom a Participant had material business-related contact (whether in person, by telephone or by paper or electronic correspondence) on behalf of the Company or any of its Affiliates.

2.60                        “Ten Percent Stockholder” means an individual described in Section 422(b)(6) of the Code.

2.61                        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.62                        “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate of the Company; or (b) when an entity that is retaining a Participant as a Consultant ceases to be an Affiliate of the Company unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate of the Company at the time the entity ceases to be an Affiliate of the Company.  In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are substantially impaired, may otherwise define Termination of Consultancy thereafter.

2.63                        “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.64                        “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and its Affiliates; or (b) when an entity that is employing a Participant ceases to be an Affiliate of the Company, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate of the Company at the time the entity ceases to be an Affiliate of the Company.  In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are substantially impaired, may otherwise define Termination of Employment thereafter.

2.65                        “Transfer” means: (a) when used as a noun, any direct or indirect transfer, offer, sale, assignment, pledge, lease, donation, grant, gift, bequest, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferable” and “Transferred” shall have a correlative meaning.

2.66                        “Transition Period” means the “reliance period” under Treasury Regulation Section 1.162-27(f)(2), which ends on the earliest to occur of the following: (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after December 31, 2020; (ii) the date the Plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii); or (iii) the date all shares of Common Stock available for issuance under the Plan have been allocated.

ARTICLE III

ADMINISTRATION

3.1                               The Committee. The Plan shall be administered and interpreted by the Committee.

3.2                               Grant and Administration of Awards. The Committee shall have full authority and discretion, as provided in Section 3.7, to grant and administer Awards including the authority to:

(a)                                 select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted;

(b)                                 determine the number of shares of Common Stock to be covered by each Award;

(c)                                  determine the type and the terms and conditions, not inconsistent with the terms of the Plan, of each Award (including, but not limited to, the exercise or purchase price (if any), any restriction, forfeiture, limitation, or any vesting schedule or acceleration or waiver thereof);

(d)                                 determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(e)                                  determine whether to require a Participant, as a condition of the granting of any Award, to refrain from selling or otherwise disposing of Common Stock acquired pursuant to such Award for a period of time as determined by the Committee;

(f)                                   condition the grant, vesting or payment of any Award on the attainment of performance goals (including goals based on the Performance Criteria) over a Performance Period, set such goals and such period, and certify the attainment of such goals;

(g)                                  adopt, alter and repeal such sub-plans to the Plan as it shall deem necessary or advisable;

(h)                                 amend, after the date of grant, the terms that apply to an Award, provided that such amendment does not substantially impair the Participant’s rights under the Award;

(i)                                     determine the circumstances under which Common Stock and other amounts payable with respect to an Award may be deferred automatically or at the election of the Participant, in each case in a manner intended to comply with or be exempt from Section 409A;

(j)                                    generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of the Company in connection with the Plan that are not inconsistent with the provisions of the Plan;

(k)                                 construe and interpret the terms and provisions of the Plan and any Award (and any agreements relating thereto); and

(l)                                     correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto.

3.3                               Award Agreements. All Awards shall be evidenced by, and subject to the terms and conditions of, a written notice provided by the Company to the Participant or a written agreement executed by the Company and the Participant.

3.4                               Guidelines. Subject to Articles XII and XIII, the Committee shall, in its sole discretion, have the authority to: adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and otherwise supervise the administration of the Plan.  The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.  The Committee may, in its sole discretion, adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.5                               Section 162(m). Notwithstanding the foregoing, with regard to any provision of the Plan or any agreement relating thereto that is intended to comply with Section 162(m) following the Transition Period, any action or determination by the Committee shall be permitted only to the extent such action or determination would be permitted under Section 162(m).  The Plan is intended to rely on the Transition Period and, following the Transition Period with respect to Awards intended to be “performance-based,” to comply with the applicable provisions of Section 162(m), and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.6                               Delegation; Advisors. The Committee may, from time to time as it deems advisable, to the extent permitted by applicable law and stock exchange rules:

(a)                                 delegate its responsibilities to officers or employees of the Company and its Affiliates, including delegating authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee; and

(b)                                 engage legal counsel, consultants, professional advisors and agents to assist in the administration of the Plan and rely upon any opinion or computation received from any such Person.  Expenses incurred by the Committee or the Board in the engagement of any such Person shall be paid by the Company.

3.7                               Decisions Final. All determinations, evaluations, elections, approvals, authorizations, consents, decisions, interpretations and other actions made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole and absolute discretion of all and each of them, and shall be final, binding and conclusive on all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

3.8                               Procedures. If the Committee is appointed, the Committee shall hold meetings at such times and places as it shall deem advisable including by telephone conference, and may properly take actions at any such meeting at which a quorum is present, or by unanimous written consent, in each case in accordance with the By-Laws of the Company and applicable law.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.9                               Liability; Indemnification.

(a)                                 The Committee, its members and any delegate or Person engaged pursuant to Section 3.6 shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer or employee of the Company or its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b)                                 To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such Person, each current or former officer or employee of the Company or its Affiliates and member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent such indemnification is not permitted by applicable law.  Such indemnification shall be in addition to any rights of indemnification provided for under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any of its Affiliates.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her.

ARTICLE IV

SHARE LIMITATIONS

4.1                               Shares.

(a)                                 General Limitations.

(i)                                     The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted over the term of the Plan shall not exceed 5,000,000 shares (subject to any increase or decrease pursuant to Section 4.2).

(ii)                                  If any Appreciation Award expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying any unexercised portion shall be again available under the Plan.  If shares of Restricted Stock or Other Stock-Based Awards that are not Appreciation Awards are forfeited for any reason, the number of forfeited shares comprising or underlying the Award shall again be available under the Plan.

(iii)                               The number of shares available under the Plan shall be reduced by (A) the total number of Appreciation Awards that have been exercised, regardless of whether any shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net exercise or settlement, and (B) all shares of Common Stock, not covered by (A) above, used to pay any exercise price or tax withholding obligation with respect to any Award.  In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan.  Notwithstanding anything to the contrary herein, Awards that may be settled solely in cash shall not be deemed to use any shares under the Plan.

(iv)                              Shares issued under the Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company, or both.

(b)                                 Individual Participant Limitations.  Except as otherwise provided herein:

(i)                                     the maximum number of shares of Common Stock that may be made subject to Stock Options, Restricted Stock or Other Stock-Based Awards denominated in shares of Common Stock granted to each Eligible Employee or Consultant during any fiscal year of the Company is 1,000,000 shares per type of Award (subject to increase or decrease pursuant to Section 4.2); provided that the maximum number of shares of Common Stock for all types of Awards during any fiscal year of the Company that may be granted to each Eligible Employee or Consultant is 1,000,000 shares (subject to increase or decrease pursuant to Section 4.2);

(ii)                                  the maximum value at grant of Other Stock-Based Awards denominated in dollars and Performance-Based Cash Awards that may be granted and paid during any fiscal year of the Company to each Eligible Employee or Consultant is $10,000,000; and

(iii)                               the maximum number of shares of Common Stock that may be made subject to Awards granted to each Non-Employee Director during any fiscal year of the Company is 1,000,000 shares (subject to increase or decrease pursuant to Section 4.2);

provided, however, that the foregoing individual Participant limits shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted during a fiscal year to an individual Participant are not actually made subject to an Award in a fiscal year, the number of shares of Common Stock available for Awards to such Participant automatically shall increase in the subsequent fiscal years during the term of the Plan until used; and provided further, however, that the foregoing individual Participant limits shall not apply to (A) Options or Other Stock-Based Awards that are stock appreciation rights and (B) Restricted Stock or Other Stock-Based Awards that constitute “restricted property” under Code Section 83 to the extent granted during the Transition Period, even if such Restricted Stock or Other Stock-Based Awards that constitute “restricted property” under Code Section 83 vest or are settled after the Transition Period.

4.2                               Changes.

(a)                                 The existence of the Plan and the Awards shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or any of its Affiliates, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b)                                 Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, split off, reorganization or partial or complete liquidation, sale or transfer of all or part of the Company’s assets or business, or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of FASB ASC Topic 718 (each, a “Section 4.2 Event”), then (i) the aggregate number or kind of shares that thereafter may be issued under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the purchase or exercise price of Awards, or (iv) the individual Participant limits set forth in Section 4.1(b) (other than cash limitations) shall be adjusted by the Committee as the Committee determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan.  In connection with any Section 4.2 Event, the Committee may provide for the cancellation of outstanding Awards and payment in cash or other property in exchange therefor.  In addition, subject to Section 4.2(d), in the event of any change in the capital structure of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), then the Committee may make the adjustments described in clauses (i) through (iv) above as it determines, in good faith, to be necessary or advisable to prevent substantial dilution or enlargement of the rights of Participants under the Plan.  Notice of any such adjustment shall be given by the Committee, or otherwise be made available, to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be binding for all purposes of the Plan.  Except as expressly provided in this Section 4.2(b) or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.  Notwithstanding the foregoing, (x) any adjustments made pursuant to Section 4.2(b) to Awards that are considered “non-qualified deferred compensation” within the meaning of Section 409A shall be made in a manner intended to comply with the requirements of Section 409A; and (y) any adjustments made pursuant to Section 4.2(b) to Awards that are not considered “non-qualified deferred compensation” subject to Section 409A shall be made in a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A or (B) comply with the requirements of Section 409A.

(c)                                  Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down to the nearest whole share.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(d)                                 Upon the occurrence of an Acquisition Event, the Committee may terminate all outstanding and unexercised Stock Options or any Other Stock-Based Award that provides for a Participant-elected exercise (collectively, “Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 10 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of such Exercisable Awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void and the applicable provisions of Section 4.2(b) and Article X shall apply.  For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value on the date of the Acquisition Event without payment of consideration therefor.  If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article X shall apply.

4.3                               Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1                               General Eligibility. All current and prospective Eligible Employees and Consultants, and current Non-Employee Directors, are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.  Notwithstanding anything herein to the contrary, no Award under which a Participant may receive shares of Common Stock may be granted to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate of the Company if such shares of Common Stock do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Consultant or Non-Employee Director if such shares are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A of the Code.

5.2                               Incentive Stock Options. Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Corporate Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3                               General Requirement. The grant of Awards to a prospective Eligible Employee, Consultant or Non-Employee Director and the vesting and exercise of such Awards shall be conditioned upon such Person actually becoming an Eligible Employee, Consultant or Non-Employee Director; provided, however, that no Award may be granted to a prospective Eligible Employee, Consultant or Non-Employee Director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions (and, in the case of an Award to an Eligible Employee, Consultant or Non-Employee Director pursuant to which Common Stock would be issued prior to such Person performing services for the Company, the Company may require payment of not less than the par value of the Common Stock by cash or check in order to ensure proper issuance of the shares in compliance with applicable law).  Awards may be granted in consideration for past services actually rendered to the Company or an Affiliate of the Company.

ARTICLE VI

STOCK OPTIONS

6.1                               Stock Options. Each Stock Option shall be one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.  The Committee shall have the authority to grant to any Eligible Employee Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof.  The Committee shall have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options.  To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.2                               Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

6.3                               Terms of Stock Options. Stock Options shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine:

(a)                                 Exercise Price.  The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee on or before the date of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value on the date of grant.

(b)                                 Stock Option Term.  The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years).

(c)                                  Exercisability.

(i)                                     Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.  Notwithstanding any other provision of the Plan to the contrary, the vesting period applicable to Stock Options granted to Eligible Employees after the Registration Date shall be no less than (A) one year, if vesting is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years (with no more than one-third of the shares subject thereto vesting on each of the first three anniversaries of the date of grant), if the vesting is based solely on the continued performance of services by the Participant; provided, that the Committee shall be authorized (at the time of grant or thereafter) to provide for earlier vesting in the event of a Change in Control or a Participant’s retirement, death or Disability; and provided further, that Awards granted to Eligible Employees after the Registration Date with respect to no more than 10% of the total number of shares of Common Stock available under the Plan shall be exempt from the foregoing limitations.  Subject to the immediately preceding sentence, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part, in its discretion.

(ii)                                  Unless otherwise determined by the Committee at grant, the Option agreement shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (B) as a condition of the exercise of a Stock Option, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (C) in the event the Participant engages in Detrimental Activity during the one-year period commencing on the later of the date the Stock Option is exercised or the date of the Participant’s Termination, the Company shall be entitled to recover from the Participant at any time within one year after such date, and the Participant shall pay over to the Company, an amount equal to any gain realized (whether at the time of exercise or thereafter) as a result of the exercise.

(d)                                 Method of Exercise.  To the extent vested, a Stock Option may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Committee (or its designee) specifying the number of shares of Common Stock to be purchased.  Such notice shall be in a form acceptable to the Committee and shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including the relinquishment of Stock Options or by payment in full or in part in the form of Common Stock owned by the Participant (for which the Participant has good title free and clear of any liens and encumbrances)).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)                                  Unvested Stock Options.  Unless otherwise determined by the Committee, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.

(f)                                   Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and any other stock option plan of the Company, any Corporate Subsidiary of the Company or any Parent of the Company exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary of the Company or any Parent of the Company at all times from the date an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(g)                                  Form, Modification, Extension and Renewal of Stock Options.  Stock Options may be evidenced by such form of agreement as is approved by the Committee.  The Committee may (i) modify, extend or renew outstanding Stock Options (provided that (A) the rights of a Participant are not substantially impaired without his or her consent and (B) such action does not subject the Stock Options to Section 409A or otherwise extend the Stock Options beyond their stated term), and (ii) accept the surrender of outstanding Stock Options and authorize the granting of new Stock Options in substitution therefor.  Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(h)                                 No Reload Options.  Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

ARTICLE VII

RESTRICTED STOCK

7.1                               Awards of Restricted Stock.  The Committee shall determine the Participants, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture or to restrictions on transfer, and all other terms and conditions of the Awards.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any vesting of Restricted Stock, all unvested Restricted Stock shall be immediately forfeited, and (B) in the event the Participant engages in Detrimental Activity during the one year period after any vesting of such Restricted Stock, the Committee shall be entitled to recover from the Participant (at any time within one year after such engagement in Detrimental Activity) an amount equal to the Fair Market Value as of the vesting date(s) of any Restricted Stock that had vested in the period referred to above.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals (including goals based on the Performance Criteria) or such other factors as the Committee may determine.

7.2                               Awards and Certificates. The Committee may require, as a condition to the effectiveness of an Award of Restricted Stock, that the Participant execute and deliver to the Company an Award agreement or other documentation and comply with the terms of such Award agreement or other documentation. Further, Restricted Stock shall be subject to the following conditions:

(a)                                 Purchase Price.  The purchase price of Restricted Stock, if any, shall be fixed by the Committee.  In accordance with Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)                                 Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Floor & Decor Holdings, Inc. (the “Company”) 2017 Stock Incentive Plan (as amended from time to time, the “Plan”), and an Award agreement entered into between the registered owner and the Company.  Copies of such Plan and Agreement are on file at the principal office of the Company.”

(c)                                  Custody.  If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that such stock certificates be held in custody by the Company until the restrictions on the shares have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

7.3                               Restrictions and Conditions. Restricted Stock shall be subject to the following restrictions and conditions:

(a)                                 Restriction Period.

(i)                                     The Participant shall not be permitted to Transfer shares of Restricted Stock, and the Restricted Stock shall be subject to a risk of forfeiture (collectively, “restrictions”) during the period or periods set by the Committee (the “Restriction Periods”), as set forth in the Restricted Stock Award agreement.  The Committee may provide for the lapse of the restrictions in whole or in part (including in installments) based on service, attainment of performance goals or such other factors or criteria as the Committee may determine, and may waive all or any part of the restrictions at any time subject to Section 7.3(a)(iii).

(ii)                                  If the grant of Restricted Stock or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish in writing the performance goals prior to the beginning of the applicable Performance Period or at a later date while the outcome of the performance goals is substantially uncertain and, following the Transition Period, that is permitted under Section 162(m) with regard to an Award of Restricted Stock that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances.  Following the Transition Period, with regard to an Award of Restricted Stock that is intended to comply with Section 162(m), (A) to the extent that any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) or otherwise violate Section 162(m), such provision shall be of no force or effect and (B) the applicable performance goals shall be based on one or more of the Performance Criteria.  For the avoidance of doubt, during the Transition Period, the Committee may establish such performance goals as it determines.

(iii)                               Notwithstanding any other provision of the Plan to the contrary, the Restriction Period with respect to any Restricted Stock Award granted to Eligible Employees after the Registration Date shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years (with restrictions as to no more than one-third of the shares subject thereto lapsing on each of the first three anniversaries of the date of grant), if the lapsing of restrictions is based solely on the continued performance of services by the Participant; provided, that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions in the event of a Change in Control or a Participant’s retirement, death or Disability; and provided further, that Awards granted to Eligible Employees after the Registration Date with respect to no more than 10% of the total number of shares of Common Stock reserved for Awards shall be exempt from the foregoing limitations.

(b)                                 Rights as a Stockholder; Dividends.  Except as otherwise determined by the Committee, the Participant shall have all the rights of a holder of shares of Common Stock of the Company with respect to Restricted Stock, subject to the following provisions of this Section 7.3(b). Except as otherwise determined by the Committee, (i) the Participant shall have no right to tender shares of Restricted Stock, (ii) dividends or other distributions  on shares of Restricted Stock shall be withheld, in each case, while the Restricted Stock is subject to restrictions, and (iii) no dividends or other distributions payable thereunder be paid unless and until the shares of Restricted Stock to which they relate no longer are subject to a risk of forfeiture. Dividends and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends and other distributions shall be paid to the Participant in the same form as paid on the Common Stock upon the lapse of the restrictions.

(c)                                  Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant, and any and all unpaid distributions or dividends payable thereunder shall be paid.  All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other conditions imposed by the Committee.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1                               Other Awards. The Committee is authorized to grant Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate of the Company, stock appreciation rights, stock equivalent units, restricted stock units, Performance Shares, Performance Units and Awards valued by reference to book value of shares of Common Stock.

The Committee shall have authority to determine the Participants, to whom, and the time or times at which, Other Stock-Based Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other terms and conditions of such Awards.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of performance goals (including performance goals based on the Performance Criteria) or such other factors as the Committee may determine.  If the grant or vesting of an Other Stock-Based Award is based on the attainment of performance goals, the Committee shall establish in writing the performance goals prior to the beginning of the applicable Performance Period or at a later date while the outcome of the performance goals is substantially uncertain and, following the Transition Period, that is permitted under Section 162(m) with regard to an Other Stock-Based Award that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar events or circumstances).  Following the Transition Period, with regard to an Other Stock-Based Award that is intended to comply with Section 162(m), (a) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) or otherwise violate Section 162(m), such provision shall be of no force or effect and (b) the applicable performance goals shall be based on one or more of the Performance Criteria.  For the avoidance of doubt, during the Transition Period, the Committee may establish such performance goals as it determines.

8.2                               Terms and Conditions. Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)                                 Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to receive dividends, dividend equivalents or other distributions with respect to shares of Common Stock covered by Other Stock-Based Awards. Except as otherwise determined by the Committee, dividends, dividend equivalents and distributions with respect to unvested Other Stock-Based Awards shall be withheld until such Other Stock-Based Awards vest. Dividends, dividend equivalents and other distributions that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and, except as otherwise determined by the Committee, shall not accrue interest. Such dividends, dividend equivalents and other distributions shall be paid to the Participant in the same form as paid on the Common Stock or such other form as is determined by the Committee upon the lapse of the restrictions.

(b)                                 Vesting.  Other Stock Based Awards and any underlying Common Stock shall vest or be forfeited to the extent set forth in the applicable Award agreement or as otherwise determined by the Committee.  At the expiration of any applicable Performance Period, the Committee shall determine the extent to which the relevant performance goals are achieved and the portion of each Other Stock-Based Award that has been earned.  The Committee may, at or after grant, accelerate the vesting of all or any part of any Other Stock-Based Award.  Notwithstanding any other provision of the Plan to the contrary, the minimum vesting period with respect to any Other Stock-Based Awards granted to Eligible Employees after the Registration Date shall be no less than (i) one year, if the vesting is based (in whole or in part) on the attainment of one or more performance goals, and (ii) three years (with restrictions as to no more than one-third of the shares subject thereto lapsing on each of the first three anniversaries of the date of grant), if the vesting is based solely on the continued performance of services by the Participant; provided, that, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change in Control or a Participant’s retirement, death or Disability; and provided further, that, Awards granted to Eligible Employees after the Registration Date with respect to no more than 10% of the total number of shares of Common Stock available under the Plan shall be exempt from the foregoing limitations.

(c)           Payment.  Following the Committee’s determination in accordance with subsection (b) above, shares of Common Stock or, as determined by the Committee, the cash equivalent of such shares, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his or her legal representative, in an amount equal to such individual’s earned Other Stock-Based Award.  Notwithstanding the foregoing, the Committee may (i) award an amount less than otherwise would be provided under the applicable level of attainment of the performance goals or (ii) subject the payment of all or part of any Other Stock-Based Award to additional vesting, forfeiture and deferral conditions, in each case, as it deems appropriate.

(d)           Detrimental Activity.  Unless otherwise determined by the Committee at grant, each Other Stock-Based Award shall provide that (A) in the event the Participant engages in Detrimental Activity prior to any vesting of such Other Stock-Based Award, all unvested Other Stock-Based Award shall be immediately forfeited, and (B) in the event the Participant engages in Detrimental Activity during the one year period after any vesting of such Other Stock-Based Award, the Committee shall be entitled to recover from the Participant (at any time within the one-year period after such engagement in Detrimental Activity) an amount equal to any gain the Participant realized from any Other Stock-Based Award that had vested in the period referred to above.

(e)           Price.  Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced as determined by the Committee.

ARTICLE IX

PERFORMANCE-BASED CASH AWARDS

9.1          Performance-Based Cash Awards.  The Committee shall have authority to determine the Eligible Employees and Consultants to whom, and the time or times at which, Performance-Based Cash Awards shall be made, the dollar amount to be awarded pursuant to such Performance-Based Cash Award, and all other conditions for the payment of the Performance-Based Cash Award.

Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance-Based Cash Award upon the attainment of specified performance goals (including performance goals based on the Performance Criteria) established pursuant to Section 9.2(c) and such other factors as the Committee may determine, including to comply with the requirements of Section 162(m).  The Committee may establish different performance goals for different Participants.

Subject to Section 9.2(c), for any Participant the Committee may specify a targeted Performance-Based Cash Award for a Performance Period (each an “Individual Target Award”).  An Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of the Participant’s base pay, as a percentage of a bonus pool funded by a formula based on achievement of performance goals, or an amount determined pursuant to an objective formula or standard.  The Committee’s establishment of an Individual Target Award for a Participant for a Performance Period shall not imply or require that the same level or any Individual Target Award be established for the Participant for any subsequent Performance Period or for any other Participant for that Performance Period or any subsequent Performance Period.  At the time the performance goals are established (as provided in Section 9.2(c)), the Committee shall prescribe a formula to determine the maximum and minimum percentages (which may be greater or less than 100% of an Individual Target Award) that may be earned or payable based upon the degree of attainment of the performance goals during the Performance Period.  Notwithstanding anything else herein, unless otherwise specified by the Committee with respect to an Individual Target Award, the Committee may elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentages thereof) regardless of the degree of attainment of the performance goals; provided that, except as otherwise specified by the Committee with respect to an Individual Target Award, no discretion to reduce a Performance-Based Cash Award earned based on achievement of the applicable performance goals shall be permitted for any Performance Period in which a Change in Control occurs, or during such Performance Period with regard to the prior Performance Periods if the Performance-Based Cash Awards for the prior Performance Periods have not been paid by the time of the Change in Control, with regard to individuals who were Participants at the time of the Change in Control.

9.2          Terms and Conditions.  Performance-Based Cash Awards shall be subject to the following terms and conditions:

(a)           Committee Certification.  At the expiration of the applicable Performance Period, the Committee shall determine and certify in writing the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and, if applicable, the percentage of the Performance-Based Cash Award that has been vested and earned.

(b)           Waiver of Limitation.  In the event of the Participant’s Disability or death, or in cases of special circumstances (to the extent permitted under Section 162(m) with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m)), the Committee may waive in whole or in part any or all of the limitations imposed thereunder with respect to any or all of a Performance-Based Cash Award.

(c)           Performance Goals, Formulae or Standards.  The Committee shall establish in writing the performance goals for the earning of Performance-Based Cash Awards based on a Performance Period prior to the beginning of the applicable Performance Period or at a later date while the outcome of the performance goals is substantially uncertain and, following the Transition Period, that is permitted under Section 162(m) with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m).  Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including dispositions and acquisitions) and other similar type events or circumstances.  Following the Transition Period, with regard to a Performance-Based Cash Award that is intended to comply with Section 162(m), (i) to the extent any such provision set forth in the prior sentence would create impermissible discretion under Section 162(m) or otherwise violate Section 162(m), such provision shall be of no force or effect and (ii) the applicable performance goals shall be based on one or more of the Performance Criteria.  For the avoidance of doubt, during the Transition Period, the Committee may establish such performance goals as it determines.

(d)           Payment.  Following the Committee’s determination and certification in accordance with subsection (a) above, the earned Performance-Based Cash Award amount shall be paid to the Participant or his or her legal representative, in accordance with the terms and conditions set forth in Performance-Based Cash Award agreement, but in no event, except as provided in the next sentence, shall such amount be paid after the later of: (i) March 15 of the year following the year in which the applicable Performance Period ends (or, if later, the year in which the Award is earned); or (ii) two and one-half months after the expiration of the fiscal year of the Company in which the applicable Performance Period ends.  Notwithstanding the foregoing, the Committee may place such conditions on the payment of all or any portion of any Performance-Based Cash Award as the Committee may determine and prior to the beginning of a Performance Period the Committee may (A) provide that the payment of all or any portion of any Performance-Based Cash Award shall be deferred and (B) permit a Participant to elect to defer receipt of all or a portion of any Performance-Based Cash Award.  Any Performance-Based Cash Award deferred by a Participant in accordance with the terms and conditions established by the Committee shall not increase (between the date on which the Performance-Based Cash Award is credited to any deferred compensation program applicable to such Participant and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Section 162(m).  To the extent applicable, any deferral under this Section 9.2(d) shall be made in a manner intended to comply with or be exempt from the applicable requirements of Section 409A.  Notwithstanding the foregoing, the Committee may award an amount less than otherwise would be provided under the applicable level of attainment of the performance goals.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1        In the event of a Change in Control of the Company, except as otherwise provided by the Committee in an Award agreement or otherwise in writing, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with any one or more of the following methods as determined by the Committee:

(a)           Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d), and Restricted Stock or other Awards may, where appropriate in the discretion of the Committee, receive the same distributions as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional Restricted Stock or any other Award in lieu of any cash distribution.  Notwithstanding anything to the contrary herein, any assumption or substitution of Incentive Stock Options shall be structured in a manner intended to comply with the requirements of Treasury Regulation §1.424-1 (and any amendments thereto).

(b)           Awards may be canceled in exchange for an amount of cash equal to the Change in Control Price (as defined below) per share of Common Stock covered by such Awards), less, in the case of an Appreciation Award, the exercise price per share of Common Stock covered by such Award.  The “Change in Control Price” means the price per share of Common Stock paid in the Change in Control transaction, subject to adjustment as determined by the Committee for any contingent purchase price, escrow obligations, indemnification obligations or other adjustments to the purchase price after the consummation of such Change in Control.

(c)           Appreciation Awards may be canceled without payment if the Change in Control Price is less than the exercise price per share of such Appreciation Awards.

Notwithstanding anything else herein, the Committee may provide for accelerated vesting of, or lapse of restrictions applicable to, an Award at any time.

ARTICLE XI

TRANSFER RESTRICTIONS

11.1        Transfer Restrictions.

(a)           Stock Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine that a Non-Qualified Stock Option that otherwise is not Transferable pursuant to this section is Transferable to a Family Member in whole or in part, and in such circumstances, and under such conditions as specified by the Committee.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be Transferred subsequently other than by will or by the laws of descent and distribution and (ii) shall remain subject to the terms of the Plan and the applicable Award agreement.

(b)           Restricted Stock. The Participant shall not be permitted to Transfer shares of Restricted Stock prior to the date on which the underlying Common Stock is issued, or, if later, the date on which all restrictions applicable to such Restricted Stock lapse.

(c)           Other-Stock-Based Awards. The Participant may not Transfer Other Stock-Based Awards or the Common Stock underlying such Awards prior to the date on which the underlying Common Stock is issued, or, if later, the date on which any restriction, performance or deferral period applicable to such Common Stock lapses.

(d)           Performance-Based Cash Awards. The Participant may not Transfer Performance-Based Cash Awards other than by will or by the laws of descent and distribution.

ARTICLE XII

TERMINATION

12.1        Termination Provisions.

(a)           Stock Options.

(i)            Termination by Death or Disability.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are substantially impaired, thereafter), if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year after the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(ii)           Involuntary Termination Without Cause.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are substantially impaired, thereafter), if a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period beginning on the date of Termination and ending on the earlier of (A) 90 days after the date of such Termination, and (B) the expiration date of the stated term of such Stock Options.

(iii)          Voluntary Termination.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are substantially impaired, thereafter), if a Participant’s Termination is voluntary (other than a voluntary Termination described in subsection (iv)(2) below), all Stock Options that are held by such Participant that are vested and exercisable on the date of the Participant’s Termination may be exercised by the Participant at any time within a period beginning on the date of Termination and ending on the earlier of (A) 30 days after the date of such Termination, and (B) the expiration date of the stated term of such Stock Options.

(iv)          Termination for Cause.  Unless otherwise determined by the Committee at grant (or, if no rights of the Participant (or, in the case of his death, his estate) are substantially impaired, thereafter), if a Participant’s Termination (1) is for Cause or (2) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall terminate and expire on the date of such Termination.

(b)           Restricted Stock.

(i)              Termination.  Upon a Participant’s Termination for any reason during the Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant, or, if no rights of a Participant are substantially impaired, thereafter.

(c)           Other Stock-Based Awards.

(i)            Termination.  Upon a Participant’s Termination for any reason during the Performance Period, the Other Stock-Based Awards will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are substantially impaired, thereafter.

(d)           Performance-Based Cash Awards.

(i)            Termination.  Unless otherwise determined by the Committee at the time of grant (or, if no rights of the Participant (or, in the case of his death, his estate) are substantially impaired, thereafter), no Performance-Based Cash Award or pro rata portion thereof shall be payable to any Participant who incurs a Termination prior to the date such Performance-Based Cash Award is paid and the Performance-Based Cash Awards only shall be deemed to be earned when actually paid.

ARTICLE XIII

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board, or the Committee (to the extent permitted by law), may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary or advisable to ensure that the Company may comply with any regulatory requirement referred to in Article XV or Section 409A), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be substantially impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would:

(a)           increase the aggregate number of shares of Common Stock that may be issued under the Plan (except in accordance with Section 4.2);

(b)           increase the maximum individual Participant limits under Section 4.1(b) (except in accordance with Section 4.2);

(c)           change the classification of individuals eligible to receive Awards under the Plan;

(d)           extend the maximum term of Options;

(e)           alter the Performance Criteria;

(f)            other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Stock Options or Appreciation Awards, or cancel outstanding Stock Options or Appreciation Awards (where, prior to the reduction or cancellation, the exercise price exceeds the Fair Market Value on the date of cancellation) in exchange for cash, other Awards or Stock Options or Appreciation Awards with an exercise price that is less than the exercise price of the original Stock Options or Appreciation Awards;

(g)           require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) or, to the extent applicable to Incentive Stock Options, Section 422 of the Code; or

(h)           require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided that no such amendment substantially impairs the rights of any Participant without the Participant’s consent.  Actions taken by the Committee in accordance with Article IV shall not be deemed to substantially impair the rights of any Participant.

Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award at any time without a Participant’s consent to comply with Section 409A or any other applicable law.

ARTICLE XIV

UNFUNDED PLAN

The Plan is an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XV

GENERAL PROVISIONS

15.1        Legend.  The Committee may require each Person receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request.  In addition to any legend required by the Plan, the certificates or book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates or book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If necessary or advisable in order to prevent a violation of applicable securities laws or to avoid the imposition of public company reporting requirements, then, notwithstanding anything herein to the contrary, any stock-settled Awards may, as determined by the Committee in its sole discretion, be paid in cash in an amount equal to the Fair Market Value on the date of settlement of such Awards.

15.2        Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.3        No Right to Employment/Consultancy/Directorship.  Neither the Plan nor the grant of any Award thereunder shall give any Participant or other Person any right to employment, consultancy or directorship by the Company or any Affiliate of the Company, or limit in any way the right of the Company or any Affiliate of the Company by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

15.4        Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash thereunder, payment by the Participant of, any Federal, state, local or other taxes required by law to be withheld in an amount at least equal to the statutory minimum amount of taxes required to be withheld; provided, however, at the Participant’s election, the Participant may request the Company withhold additional amounts up to the Participant’s maximum individual tax rate in each relevant jurisdiction applicable to the Participant at such time of withholding, so long as the withholdings do not result in an Award under this Plan being classified as a liability-based award in accordance with applicable accounting standards.  Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.  Any required or permitted withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

15.5        No Assignment of Benefits.  No Award or other benefit payable under the Plan shall, except as otherwise specifically provided in the Plan or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person.

15.6        Listing and Other Conditions.  If at any time counsel to the Company shall be of the opinion that any offer or sale of Common Stock pursuant to an Award is or may be unlawful or prohibited, or will or may result in the imposition of excise taxes on the Company, under the statutes, rules or regulations of any applicable jurisdiction or under the rules of the national securities exchange on which the Common Stock then is listed, the Company shall have no obligation to make such offer or sale, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to the Common Stock or Awards, and the right to exercise any Option or Exercisable Award shall be suspended until, in the opinion of said counsel, such offer or sale shall be lawful, permitted or will not result in the imposition of excise taxes on the Company.  A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

15.7        Governing Law.  The Plan and matters arising under or related to it shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to its principles of conflicts of laws that would cause the application of the law of another jurisdiction.

15.8        Construction.  Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or any Award agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to the Plan as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of the Plan; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

15.9        Other Benefits.  No Award, whether at grant or payment, shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or shall affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, unless expressly provided to the contrary in such benefit plan.

15.10      Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards.

15.11      No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and each Award to an individual Participant need not be the same.

15.12      Death/Disability.  The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary or advisable to establish the validity of the transfer of an Award.  The Committee also may require that the transferee agree to be bound by all of the terms and conditions of the Plan.

15.13      Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or advisable for the administration and operation of the Plan and the transaction of business thereunder.

15.14      Section 409A.  Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A.  In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A or for any damages for failing to comply with Section 409A.  Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)           A Termination of Employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service.  Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Section 409A, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death.  All payments delayed pursuant to this Section 15.14(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

(b)           With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, unless otherwise provided in the Award agreement at grant, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A, subject to Section 15.14(a).

(c)           For purposes of Code Section 409A, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d)           Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

15.15                 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

15.16                 Severability of Provisions.  If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

15.17                 Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

15.18                 Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

15.19                 Recoupment.  In addition to the recoupment provisions set forth herein relating to Detrimental Activity, all Awards granted or other compensation paid by the Company under the Plan, including any shares of Common Stock issued under any Award thereunder, will be subject to: (i) any compensation recapture policies adopted or established by the Board or a committee of the Board from time to time, as it deems advisable, to the extent permitted by applicable law and applicable stock exchange rules, and (ii) any compensation recapture policies to the extent required pursuant to any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law) or the rules and regulations of any national securities exchange on which the shares of Common Stock are then traded.

15.20                 Reformation; Permitted Disclosures.

(a)                                 If any provision regarding Detrimental Activity or any other provision set forth in the Plan or an Award agreement is found by any court of competent jurisdiction or arbitrator to be invalid, void or unenforceable or to be excessively broad as to duration, activity, geographic application or subject, such provision or provisions shall be construed, by limiting or reducing them to the extent legally permitted, so as to be enforceable to the maximum extent compatible with then applicable law.

(b)                                 Nothing contained in this Plan or any Award agreement shall prohibit or prevent a Participant from (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, or any agency Inspector General; (ii) making any other disclosures that are protected under the whistleblower provisions of Federal law or regulations; (iii) otherwise fully participating in any Federal whistleblower programs, including any such programs managed by the U.S. Securities and Exchange Commission or the Occupational Safety and Health Administration; or (iv) receiving individual monetary awards or other individual relief by virtue of participating in any such Federal whistleblower programs.

(c)                                  Under the Federal Defend Trade Secrets Act of 2016, a Participant shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made (i) (A) in confidence to a Federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; (ii) to a Participant’s attorney in relation to a lawsuit for retaliation against a Participant for reporting a suspected violation of law; or (iii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

15.21                 Electronic Communications.  Notwithstanding anything else herein to the contrary, any Award agreement, notice of exercise of an Exercisable Award, or other document or notice required or permitted by the Plan or an Award that is required to be delivered in writing may, to the extent determined by the Committee, be delivered and accepted electronically. Signatures also may be electronic if permitted by the Committee. The term “written agreement” as used in the Plan shall include any document that is delivered and/or accepted electronically.

15.22                 Agreement.  As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise Transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for Common Stock, or any other rights to purchase or acquire Common Stock  (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”).  The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock-up Period.

15.23                 No Rights as Stockholder.  Subject to the provisions of the Award agreement, no Participant shall have any rights as a stockholder of the Company with respect to any Award until such individual becomes the holder of record of the shares of Common Stock underlying the Award.

15.24                 Transition Period.  The Plan has been adopted by the Board prior to the occurrence of a Registration Date.  The Plan is intended to constitute a plan described in Treasury Regulation Section 1.162-27(f)(1).

ARTICLE XVI

EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board on April 13, 2017, effective on such date (the “Effective Date”).  The Plan was approved by the stockholders of the Company on April 13, 2017.

ARTICLE XVII

TERM OF PLAN

No Award shall be granted on or after the tenth anniversary of the earlier of (a) the date the Plan is adopted by the Board or (b) the date of stockholder approval of the Plan, provided that Awards granted prior to such tenth anniversary may extend beyond that date in accordance with the terms of the Plan.  Following the Transition Period, the Company may seek stockholder reapproval of the Performance Criteria and to the extent that such stockholder approval is obtained no later than the first stockholder meeting that occurs in the fifth year following the year in which such stockholders previously approved the Performance Criteria.  Awards (other than Stock Options or stock appreciation rights) may be based on such Performance Criteria in order to qualify for the “performance-based compensation” exception under Section 162(m) of the Code.

EXHIBIT A

PERFORMANCE CRITERIA

Performance goals established for purposes of the grant or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards or Performance-Based Cash Awards that are intended to be “performance-based” under Section 162(m) shall be based on one or more of the following performance criteria (“Performance Criteria”):

(1)                                 enterprise value or value creation targets;

(2)                                 income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit;

(3)                                 cash flow including, but not limited to, from operations or free cash flow;

(4)                                 specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations, or other capital structure improvements, which may be calculated net of cash balances or other offsets and adjustments as may be established by the Committee;

(5)                                 sales, net sales, revenues, net income or earnings before income tax or other exclusions including earnings before interest, income tax, depreciation and amortization expenses (EBITDA);

(6)                                 same store sales performance or growth targets;

(7)                                 new store openings or new store performance;

(8)                                 operating margin; return on operating revenue or return on operating profit;

(9)                                 inventory turns, inventory productivity or inventory shrinkage;

(10)                          return measures (after tax or pre-tax), including return on capital employed, return on invested capital; return on equity, return on assets, return on net assets;

(11)                          market capitalization, earnings per share, fair market value of the shares of the Company’s Common Stock, franchise value (net of debt), economic value added;

(12)                          total stockholder return or growth in total stockholder return (with or without dividend reinvestment);

(13)                          proprietary investment results;

(14)                          estimated market share;

(15)                          expense management/control or reduction (including without limitation, compensation and benefits expense);

(16)                          customer satisfaction;

(17)                          technological improvements/implementation, new product innovation;

(18)                          collections and recoveries;

(19)                          property/asset purchases;

(20)                          litigation and regulatory resolution/implementation goals;

(21)                          leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals);

(22)                          risk management/implementation;

(23)                          development and implementation of strategic plans or organizational restructuring goals;

(24)                          development and implementation of risk and crisis management programs; compliance requirements and compliance relief; productivity goals; workforce management and succession planning goals;

(25)                          employee satisfaction or staff development;

(26)                          comparisons with various stock market indices;

(27)                          growth measures, including revenue growth, as compared with a peer group;

(28)                          working capital;

(29)                          supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products);

(30)                          financial ratios, including those measuring liquidity, activity, profitability or leverage

(31)                          occupancy costs and related metrics (including per square foot of leased premises and as a percentage of sales);

(32)                          advertising efficiencies and returns (including advertising expense to sales percentage);

(33)                          market penetration;

(34)                          geographic business expansion;

(35)                          customer growth;

(36)                          formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance revenue or profitability or to enhance its customer base; or

(37)                          completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets.

All Performance Criteria may be based upon the attainment of specified levels of the Company (or Affiliate, Subsidiary, division, other operational unit, business segment or administrative department of the Company or any of its Affiliates) performance under one or more of the measures described above and may be measured relative to the performance of other corporations (or an Affiliate, Subsidiary, division, other operational unit, business segment or administrative department of another corporation or any of its Affiliates).  Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both.  To the extent permitted under Section 162(m), (including compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Criteria set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) of the Code and the regulations thereunder:

(a)                                 all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or Affiliate, Subsidiary division, other operational unit, business segment or administrative department of the Company or any of its Affiliates) or the financial statements of the Company (or Affiliate, Subsidiary, division, other operational unit, business segment or administrative department of the Company or any of its Affiliates);

(b)                                 all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or Affiliate, division, other operational unit, business segment or administrative department of the Company or any Affiliate) during the fiscal year or other applicable performance period; and

(c)                                  all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any Performance Criteria are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Criteria are set and, following the Transition Period, to the extent permitted under Section 162(m).